Exhibit j (iii) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Supplement to the Prospectus dated November 13, 2006 for Federated Municipal High Yield Advantage Fund and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 33-36729) of Federated Municipal High Yield Advantage Fund and to the
incorporation by reference of our report dated October 13, 2006, except for Notes 1, 2, 4, 6, 7, 9, 10 and 11, as to which the date is February 23, 2007, included in the Annual Report to Shareholders (Restated February 23, 2007) of Federated Municipal High Yield Advantage Fund for the fiscal year ended August 31, 2006.




Boston, Massachusetts
April 5, 2007